LETTER OF TRANSMITTAL

VARIANT ALTERNATIVE LENDING FUND

EXHIBIT C

LETTER OF TRANSMITTAL

Regarding Shares in

VARIANT ALTERNATIVE LENDING FUND

Tendered Pursuant to the Offer to Purchase
Dated October 16, 2025

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.
BY NOVEMBER 14, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 4:00 P.M., EASTERN TIME, ON NOVEMBER 14, 2025,
UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return To:

Variant Alternative Lending Fund
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, WI 53212

Attention: Tender Offer Administrator
Phone: (877) 770-7717
Fax: (816) 860-3137
Email: ipp.fundfax.fax@umb.com

VARIANT ALTERNATIVE LENDING FUND

Ladies and Gentlemen:

The undersigned hereby tenders to Variant Alternative Lending Fund, a closed-end, non-diversified management investment company organized as a statutory trust under the laws of the State of Delaware (the “Fund”), some or all of the shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated October 16, 2025 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.

Payment of the purchase price for the Shares in the Fund, or portion thereof, of the undersigned, as described in Section 7 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless the undersigned advises the Fund in writing of a change in its mailing address.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.

PLEASE FAX OR MAIL TO:

VARIANT ALTERNATIVE LENDING FUND, C/O UMB FUND SERVICES, INC., 235 W. GALENA STREET, MILWAUKEE, WI 53212, ATTENTION: TENDER OFFER ADMINISTRATOR. FOR ADDITIONAL INFORMATION: PHONE: (877) 770-7717 OR FAX: (816) 860-3137, OR EMAIL IPP. FUNDFAX.FAX@UMB.COM.

LETTER OF TRANSMITTAL

Valuation Date: November 14, 2025

Tender Expiration Date: 4:00 p.m. ET, November 14, 2025

PLEASE COMPLETE PARTS 1, 2, 3, AND 5

PLEASE FAX OR MAIL TO:
VARIANT ALTERNATIVE LENDING FUND	FOR ADDITIONAL INFORMATION:
UMB Fund Services, Inc.	PHONE: (877) 770-7717
235 W. Galena St.	FAX: (816) 860-3137
Milwaukee, WI 53212	EMAIL: IPP.FUNDFAX.FAX@UMB.COM

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING
YOUR TENDER REQUEST.

PART 1 — NAME AND ADDRESS

Variant Alternative Lending Fund Acct #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip:
Social Security # or Taxpayer Identification #:
Telephone Number:
Advisor Name:
Advisor Address:
Advisor City, State, Zip:
Advisor Telephone Number:
FOR CUSTODIAL ACCOUNTS ONLY (Schwab, Fidelity or Pershing)
Custodial Account #:
Custodian Name:

PART 2 — AMOUNT OF SHARES IN THE FUND BEING TENDERED:

☐	Entire amount of Shares
☐	Portion of Shares $______________ or ______________ Number of Shares

The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s remaining Shares to have a NAV of less than $1,000,000 (except as a result of pro ration), the Board of Trustees of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned’s Shares in the Fund.

LETTER OF TRANSMITTAL

PART 3 — PAYMENT

PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.

If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.

Please Deliver All Proceeds via Federal Wire to the Following:

☐	Deliver All Proceeds to Custodian to Bank Account on Record
☐	Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record
☐	Deliver All Proceeds to Bank Account on Record
☐	Deliver All Proceeds to New Bank Instructions (Must complete Part 4)

PART 4 — NEW BANK INSTRUCTIONS

(Medallion Signature Guarantee Required if this Part is complete)

Please Deliver All Proceeds via Federal Wire to the Following:

Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Investors Account:
Investor Account Number at Broker:

PART 5 — SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY
WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS
TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR
TENDER REQUEST.

TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

VARIANT ALTERNATIVE LENDING FUND